EXHIBIT 4.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN THE CASE OF AN EXEMPTION, ONLY IF THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS SECURITY UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

GTC BIOTHERAPEUTICS, INC.

Warrant for the Purchase of Shares of Common Stock

Warrant Certificate Issue Date:

No.

FOR VALUE RECEIVED, GTC BIOTHERAPEUTICS INC., a Massachusetts corporation (the “Company”), hereby certifies that                                          (the “Holder”) is entitled, subject to the provisions of this Warrant Certificate (as hereinafter defined), to purchase from the Company, in the aggregate, at the times specified herein, a number of the fully paid and non-assessable shares of the Company’s Common Stock (as hereinafter defined) equal to the Warrant Shares (as hereinafter defined), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares and the Exercise Price are each subject to adjustment from time to time as hereinafter set forth.

(a) DEFINITIONS. The following terms, as used herein, have the following meanings:

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are required or authorized by law to close.

“Common Stock” means the Company’s Common Stock, $0.01 par value per share.

“Exercise Price” means $             per Warrant Share, subject to adjustment from time to time as provided herein.

“Expiration Date” means April     , 2013.

“Person” means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Warrant Certificate” means this warrant issued by the Company to the Holder.

“Warrant Shares” means                      shares of Common Stock, subject to adjustment from time to time as provided herein.

(b) EXERCISE OF WARRANT CERTIFICATE.

(1) The Holder is entitled to exercise this Warrant Certificate in whole or in part at any time, or from time to time after 10 days’ prior written notice to the Company at the Notice address set forth in Section (j) below on or prior to 5:00 p.m. (Eastern Standard Time) on the Expiration Date or, if the Expiration Date is not a Business Day, then on the next succeeding day that shall be a Business Day, by presentation and surrender hereof to the Company with the duly executed Notice of Exercise (the “Exercise Notice Form”) in substantially the same form as annexed as Annex A hereto and accompanied by proper payment of the Exercise Price for the number of Warrant Shares specified in such form (the “Specified Warrant Shares”), all subject to the terms and conditions hereof.

(2) At the option of the Holder, the Exercise Price may be paid in lawful money of the United States in cash or by certified or official bank check or bank cashier’s check payable to the order of the Company, or by any combination of such cash or check. Upon receipt by the Company of this Warrant Certificate and the Exercise Notice Form, together with the applicable Exercise Price, at the Company’s office designated for such purpose (which office initially shall be that set forth in Section (j) herein), in proper form for exercise (the date of such event being the “Exercise Date”), the Holder shall be deemed to be the holder of record of the Warrant Shares deliverable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes of the United States or any state thereof payable in respect of the issue or delivery of the Warrant Shares. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.

If the Holder exercises this Warrant Certificate in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the number of Warrant Shares that have not been exercised shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder and deliver the new Warrant Certificate to the Holder.

Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of any shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

(c) RESTRICTIVE LEGEND. Certificates representing any shares of Common Stock issued pursuant to the Warrant Certificate shall bear a restrictive legend, in form reasonably satisfactory to the Company, to the extent that and for so long as, in the opinion of counsel to the Company, such legend shall be required or advisable.

(d) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant Certificate as will be sufficient to permit the exercise in full of this Warrant Certificate. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances imposed by the Company or restrictions on sale and free and clear of all preemptive rights.

(e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant Certificate. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price in effect at the date of such exercise.

(f) TRANSFER, SALE OR LOSS OF WARRANT CERTIFICATE. This Warrant Certificate and the Warrant Shares issued pursuant to this Warrant Certificate shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933 as amended (the “Act”) and under applicable state securities or blue sky laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and applicable state securities or blue sky laws.

If the Holder transfers this Warrant Certificate in part subject to the terms of this paragraph (f), this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the number of Warrants which were not transferred shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder and deliver the new Warrant Certificate to the Holder.

Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of indemnification reasonably satisfactory to it, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date in lieu of such Warrant Certificate.

(g) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant Certificate and the applicable Exercise Date, the Holder shall not, by virtue hereof, be entitled, with respect to any Warrant Shares, to any rights of a shareholder of the Company including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

(h) ADJUSTMENT PROVISIONS.

(1) Stock Dividends, Subdivisions, Combinations. In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant Certificate shall be adjusted so that the Holder of this Warrant Certificate shall thereafter be entitled to receive that kind and number of shares of Common Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant Certificate been exercised immediately prior to the happening of such event or any record date with respect thereto and the Exercise Price shall be proportionately increased or decreased, as the case may be, such that the aggregate Exercise Price shall not be adjusted. An adjustment made pursuant to this clause (1) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

(2) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of Warrant Shares issuable hereunder, the kind and amount of securities of the

Company, cash or other property which the Holder would have been entitled to receive had this Warrant Certificate been exercised immediately prior to the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Warrant Certificate.

(3) Notice of Adjustment. Whenever there is an adjustment to this Warrant Certificate under paragraph (h) or (i), the Company will forthwith cause a notice stating the adjustment and the relevant Exercise Price to be mailed to the Holder of this Warrant Certificate. Such notice shall show in detail the facts requiring such adjustment

(i) CONSOLIDATION, MERGER. In case of any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraph (h)) (collectively, a “Reorganization”), the Holder of the Warrant Certificate shall have the right thereafter to exercise the Warrant Certificate for the kind and amount of securities, cash and other property receivable upon such Reorganization by a holder of the number of shares of Common Stock for which the Warrant Certificate may have been exercised immediately prior to such Reorganization. Adjustments for events subsequent to the effective date of such a Reorganization shall be as nearly equivalent as may be practicable to the adjustments provided for in the Warrant Certificate. In any such event, to the extent applicable, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable. The provisions of this paragraph (i) shall similarly apply to successive Reorganizations.

(j) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or to the Company, as the case may be, at its address (or fax number) set forth below, or such other address (or fax number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:	175 Crossing Blvd.
Framingham, MA 01702
Attn: Chief Financial Officer
Fax: (508) 370-3797

If to the Holder:

Each such notice, demand or delivery shall be effective (i) if given by confirmed facsimile transmission, (ii) if personally delivered, (iii) if delivered by national overnight courier service or (iv) if sent by prepaid certified or registered mail, return receipt requested. Any notice so given shall be deemed effective on the date received (or on which delivery is refused by the addressee).

(k) APPLICABLE LAW. This Warrant Certificate and all rights arising hereunder shall be construed and determined in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts and the performance thereof shall be governed and enforced in accordance with such laws.

(l) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officers and to be dated as of March     , 2008.

GTC BIOTHERAPEUTICS INC.

By:
Name:	John B. Green
Title:	Chief Financial Officer

[Warrant Signature Page]

Annex A

NOTICE OF EXERCISE

(To be executed only upon exercise of Warrant Certificate)

To: GTC Biotherapeutics, Inc.

The undersigned irrevocably exercises the Warrant Certificate for the purchase of              shares of common stock, $0.01 par value per share, of GTC Biotherapeutics Inc. (the “Common Stock”) at a price of $             per share of Common Stock, and herewith makes payment of $             (such payment being made in cash or by certified or official bank or bank cashier’s check payable to the order of GTC Biotherapeutics Inc., or any combination thereof), pursuant to all of the terms and conditions specified in the within Warrant Certificate, surrenders the Warrant Certificate and all right, title and interest therein to GTC Biotherapeutics Inc., and directs that the shares of Common Stock deliverable upon the exercise of these Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date: , .
(Name of Owner)

[1]
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

[1]	The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

2